                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                        BETWEEN GARTMORE MUTUAL FUNDS AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                           EFFECTIVE DECEMBER 29, 2004

                                     PAGE 1

FUNDS OF THE TRUST                          ADVISORY FEES
------------------                          -------------
Gartmore Nationwide Fund                    0.60% on assets up to $250 million
(formerly Gartmore Total Return Fund)       0.575% on assets of $250 million and more but less than $1 billion
Gartmore Growth Fund                        0.55% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Growth Fund)           0.525% on assets of $2 billion and more but less than $5 billion
                                            0.50% for assets of $5 billion and more

Gartmore Value Opportunities Fund           0.70% on assets up to $250 million
(formerly Nationwide Value Opportunities    0.675% on assets of $250 million and more but less than $1 billion
   Fund)                                    0.65% on assets of $1 billion and more but less than $2 billion
                                            0.625% on assets of $2 billion and more but less than $5 billion
                                            0.60% for assets of $5 billion and more

Gartmore Mid Cap Growth Leaders             0.80% on assets up to $250 million
(formerly Millennium Growth Fund and        0.77% on assets of $250 million and more but less than $1 billion
Nationwide Mid Cap Growth Fund)             0.74% on assets of $1 billion and more but less than $2 billion
                                            0.71% on assets of $2 billion and more but less than $5 billion
                                            0.68% for assets of $5 billion and more

Gartmore Global Technology and              0.88% on assets up to $500 million
Communications Fund(2)                      0.83% on assets of $500 million and more but less than $2 billion
  (formerly Nationwide Global Technology    0.78% for assets of $2 billion and more
         and Communications Fund

Gartmore Global Health Sciences Fund(2)     0.90% on assets up to $500 million
(formerly Nationwide Global Life            0.85% on assets of $500 million and more but less than $2 billion
          Sciences Fund)                    0.80% for assets of $2 billion and more

Gartmore U.S. Growth Leaders Fund(2)        0.80% on assets up to $500 million
(formerly Nationwide Focus Fund and         0.70% on the next $1.5 billion in assets
         Gartmore Growth 20 Fund)           0.65% on assets of $2 billion and more


Gartmore Nationwide Leaders Fund(2)         0.80% on assets up to $500 million
(formerly Gartmore U.S. Leaders Fund)       0.70% on the next $1.5 billion in assets
                                            0.65% on assets of $2 billion or more

                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                        BETWEEN GARTMORE MUTUAL FUNDS AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                           EFFECTIVE DECEMBER 29, 2004

                                     PAGE 2

FUNDS OF THE TRUST                          ADVISORY FEES
------------------                          -------------
Gartmore Micro Cap Equity Fund              1.25% of the Fund's average daily net assets

Gartmore Mid Cap Growth Fund                0.75% on assets up to $250 million
                                            0.725% on assets of $250 million and more but less than $1 billion
                                            0.70% on assets of $1 billion and more but less than $2 billion
                                            0.675% on assets of $2 billion and more but less than $5 billion
                                            0.65% for assets of $5 billion and more

Gartmore Small Cap Growth Fund              0.95% of the Fund's average daily net assets
(formerly Gartmore Global Small
   Companies Fund)

Gartmore Small Cap Leaders Fund             0.95% of the Fund's average daily net assets

Gartmore Long-Short Equity Plus Fund        1.50% on assets up to $250 million
                                            1.25% on assets of $250 million and more

Gartmore China Opportunities Fund           1.25% on assets up to $500 million
                                            1.20% on assets of $500 million
                                            and more but less than $2 billion
                                            1.15% on assets of $2 billion and more

Gartmore Global Natural Resources Fund      0.90% on assets up to $500 million
                                            0.85% on assets of $500 million
                                            and more but less than $2 billion
                                            0.80% on assets of $2 billion and more

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Aggressive (formerly Gartmore Actively
Managed Aggressive Asset Allocation Fund)

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund: Moderately Aggressive
(formerly Gartmore Actively Managed
Moderately Aggressive Asset Allocation Fund)

                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                        BETWEEN GARTMORE MUTUAL FUNDS AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                           EFFECTIVE DECEMBER 29, 2004

                                     PAGE 3

FUNDS OF THE TRUST                          ADVISORY FEES
------------------                          -------------

Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Moderate (formerly Gartmore Actively
Managed Moderate Asset Allocation Fund)


Gartmore Optimal                            0.15% of the Fund's average daily net assets
Allocations Fund:
Specialty (formerly Gartmore Actively
Managed Specialty Asset Allocation Fund)


Gartmore Nationwide Principal               0.40% of the Fund's average daily net assets during Offering Period
Protected Fund(1)                           0.60% of the Fund's average daily net assets during Guarantee Period and Post Guarantee Period

Gartmore Long-Short Fund                    1.50% on assets up to $250 million
                                            1.25% on assets of $250 million and more

Gartmore Market Neutral Bond Plus Fund      1.50% on assets up to $250 million
                                            1.25% on assets of $250 million and more

NorthPointe Small Cap Value Fund            0.95% of the Fund's average daily net assets

NorthPointe Small Cap Growth Fund           0.00% of the Fund's average daily net assets

Gartmore Bond Fund                          0.50% on assets up to $250 million
(formerly Nationwide Bond Fund)             0.475% on assets of $250 million and more but less than $1 billion
Gartmore Tax-Free Income Fund               0.45% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Tax Free               0.425% on assets of $2 billion and more but less than $5 billion
         Income Fund)                       0.40% for assets of $5 billion and more
Gartmore Government Bond Fund
(formerly Nationwide Government
         Bond Fund)

Gartmore High Yield Bond Fund               0.55% on assets up to $250 million
(formerly Nationwide High Yield             0.525% on assets of $250 million and more but less than $1 billion
         Bond Fund)                         0.50% on assets of $1 billion and more but less than $2 billion
                                            0.475% on assets of $2 billion and more but less than $5 billion
                                            0.45% for assets of $5 billion and more

                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                        BETWEEN GARTMORE MUTUAL FUNDS AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                           EFFECTIVE DECEMBER 29, 2004

                                     PAGE 4

FUNDS OF THE TRUST                          ADVISORY FEES
------------------                          -------------

Gartmore Money Market Fund                  0.40% on assets up to $1 billion
  (formerly Nationwide Money                0.38% on assets of $1 billion and more but less than $2 billion
         Market Fund)                       0.36% on assets of $2 billion and more but less than $5 billion
                                            0.34% for assets of $5 billion and more



Nationwide S&P 500 Index Fund               0.13% on assets up to $1.5 billion
                                            0.12% on assets of $1.5 billion and more but less than $3 billion
                                            0.11% on assets of $3 billion and more

Nationwide Small Cap Index Fund             0.20% on assets up to $1.5 billion
                                            0.19% on assets of $1.5 billion and more but less than $3 billion
                                            0.18% on assets of $3 billion and more


Nationwide Mid Cap Market Index Fund        0.22% on assets up to $1.5 billion
                                            0.21% on assets of $1.5 billion and more but less than $3 billion
                                            0.20% on assets of $3 billion and more

Nationwide International Index Fund         0.27% on assets up to $1.5 billion
                                            0.26% on assets of $1.5 billion and more but less than $3 billion
                                            0.25% on assets of $3 billion and more

Nationwide Bond Index Fund                  0.22% on assets up to $1.5 billion
                                            0.21% on assets of $1.5 billion and more but less than $3 billion
                                            0.20% on assets of $3 billion and more

Gartmore Large Cap Value Fund               0.75% on assets up to $100 million
  (formerly Prestige Large Cap              0.70% on assets of $100 million and more
         Value Fund and Nationwide
         Large Cap Value Fund)

Gartmore Small Cap Fund                     0.95% on assets up to $100 million
(formerly Nationwide Small Cap Fund         0.80% on assets of $100 million and more
and Prestige Small Cap Fund)

Gartmore Convertible Fund                   0.65% on assets up to $500 million
                                            0.60% on assets of $500 million and more but less than $1 billion
                                            0.55% for assets of $1 billion and more

                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                        BETWEEN GARTMORE MUTUAL FUNDS AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                           EFFECTIVE DECEMBER 29, 2004

                                     PAGE 5

FUNDS OF THE TRUST                                            ADVISORY FEES
------------------                                            -------------


Gartmore Investor Destinations Aggressive Fund                0.13% of average daily net assets
(formerly Investor Destinations Aggressive Fund and
         Nationwide Investor Destinations Aggressive Fund)

Gartmore Investor Destinations Moderately Aggressive Fund
(formerly Investor Destinations Moderately Aggressive Fund and
         Nationwide Investor Destinations Moderately Aggressive Fund)

Gartmore Investor Destinations Moderate Fund
(formerly Investor Destinations Moderate Fund and
         Nationwide Investor Destinations Moderate Fund)

Gartmore Investor Destinations Moderately Conservative Fund
(formerly Investor Destinations Moderately Conservative Fund and
         Nationwide Investor Destinations Moderately Conservative Fund)

Gartmore Investor Destinations Conservative Fund
(formerly Investor Destinations Conservative Fund and
         Nationwide Investor Destinations Conservative Fund)



(1) Fee Structure for the Gartmore Nationwide Principal Protected Fund.

The Fund has an Offering Period, a Guarantee Period and a Post Guarantee Period, and the advisory fee varies during these periods. During the Guarantee Period, if the Fund enters a "Zero Coupon Investment Period" as described in the Fund's registration statement, the advisory fee will be decreased to 0.25% for the remainder of the Guarantee Period.

(2) Performance Fees for the Gartmore Technology and Communications Funds; Gartmore Global Health Sciences Fund; Gartmore Nationwide Leaders Fund; Gartmore U.S. Growth Leaders Fund, Gartmore China Opportunities Fund and Gartmore Global Natural Resources Fund.

         The base advisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund's investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund's benchmark as listed [below]. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

                   +/- 100 bps under/outperformance            2bps
                   +/- 200 bps under/outperformance            4bps

                   +/- 300 bps under/outperformance            6bps
                   +/- 400 bps under/outperformance            8bps
                   +/- 500 bps or more under/outperformance    10bps

The investment performance of each Fund will be the sum of: (1) the change in each Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund's value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

         Benchmark Index Performance:
         ----------------------------

         The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

         Benchmark Indices:
         ------------------
         1. Gartmore Global Technology and
            Communications Fund                            Goldman Sachs Technology Composite Index
         2. Gartmore Global Health Sciences Fund           Goldman Sachs Health Care Index
         3. Gartmore Nationwide Leaders Fund               S&P 500 Index
         4. Gartmore U.S. Growth Leaders Fund              S&P 500 Index
         5. Gartmore China Opportunities Fund              MSCI Zhong Hua Index
         6. Gartmore Global Natural Resources Fund         Goldman Sachs Natural Resources Index

GARTMORE MUTUAL FUND CAPITAL TRUST        GARTMORE MUTUAL FUNDS



By: _______________________________       By: __________________________________


Title: ____________________________       Title: _______________________________